EXHIBIT 99.1

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
THIRD QUARTER 2020 PERFORMANCE EXPECTATIONS FOR SALES VOLUME, NET SALES, AND NON-GAAP ADJUSTED EBITDA
(Dollar amounts in millions) (Unaudited)

	Three Months Ending
	September 30, 2020
	Low		High
Sales volume
SmartSide® strand siding (MMSF)	388		392

Net sales
Siding	$260		$265
OSB	$362		$365
South America	$40		$44

Net income	$165		$173

Adjusted EBITDA (1)
Siding	$69		$71
OSB	184		186
South America	8		10
All other segments (2)	(4)		(3)
Total Adjusted EBITDA (1)	$257		$264

Adjusted Income (1)	$167	166	$172

(1) This is a non-GAAP financial measure. See “Use of Non-GAAP Information” and “Reconciliation of Net Income to Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted Income” below.
(2) Includes the EWP, Other, and Corporate segments

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA AND NON-GAAP ADJUSTED INCOME
(In millions) (Unaudited)

	Three Months Ending
	September 30, 2020
	Low	High
Net income	$165	$173
Add (deduct):
Provision for income taxes	55	57
Depreciation and amortization	28	28
Other adjustments (1)	9	6
Adjusted EBITDA	$257	$264

Siding	$69	$71
OSB	184	186
South America	8	10
All other segments (2)	(4)	(3)
Adjusted EBITDA	$257	$264

(1) Includes non-controlling interest, stock-based compensation, other operating credits and charges, net, loss on impairment attributed to LP, product-line discontinuance charges, interest expense, investment income, and other non-operating items
(2) Includes the EWP, Other, and Corporate segments

'

	Three Months Ending
	September 30, 2020
	Low	High
Net income	$165	$173
Add (deduct) other adjustments (3)	2	(1)
Adjusted Income	$167	$172

(3) Includes non-controlling interest, loss on impairment attributed to LP product-line discontinuance charges, interest outside of normal operations, other operating credits and charges, net, gain (loss) on acquisition, other non-operating credits and charges, net, and adjusts for a normalized tax rate.

FORWARD LOOKING STATEMENTS

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended and are intended to be covered by the safe harbor provisions thereof, including our performance expectations for the third quarter of 2020 disclosed in this report. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: impacts from public health issues (including global pandemics, such as the COVID-19 pandemic and resulting quarantines or other related developments) on the economy, demand for our products or our operations, including the responses of governmental authorities to contain such public health issues; changes in governmental fiscal and monetary policies, including tariffs, and levels of employment; changes in general economic conditions, including impacts from the COVID-19 pandemic and other related developments; changes in the cost and availability of capital; changes in the level of home construction and repair activity; changes in competitive conditions and prices for our products; changes in the relationship between supply of and demand for building products; changes in the financial or business conditions of third-party wholesale distributors and dealers; changes in the relationship between supply of and demand for raw materials, including wood fiber and resins, used in manufacturing our products; changes in the cost of and availability of energy, primarily natural gas, electricity, and diesel fuel; changes in the cost of and availability of transportation; difficulties in the launch or production ramp-up of newly introduced products; unplanned interruptions to our manufacturing operations, such as explosions, fires, inclement weather, natural disasters, accidents, equipment failures, labor disruptions, transportation interruptions, supply interruptions, public health issues (including pandemics and quarantines), riots, civil insurrection or social unrest, looting, protests, strikes and street demonstrations; changes in other significant operating expenses; changes in currency values and exchange rates between the U.S. dollar and other currencies, particularly the Canadian dollar, Brazilian real and Chilean peso; changes in general and industry-specific environmental laws and regulations; changes in tax laws, and interpretations thereof; changes in circumstances giving rise to environmental liabilities or expenditures; warranty costs exceeding our warranty reserves; challenge or exploitation of our intellectual property or other proprietary information by others in the industry; changes in the funding requirements of our defined benefit pension plans; the resolution of existing and future product-related litigation and other legal proceedings; the amount and timing of any repurchases of our common stock and the payment of dividends on our common stock, which will depend on market and business conditions and other considerations; and acts of public authorities, war, civil unrest, natural disasters, fire, floods, earthquakes, inclement weather and other matters beyond our control. For additional information about factors that could cause actual results, events, and circumstances to differ materially from those described in the forward-looking statements, please refer to LP’s filings with the Securities and Exchange Commission. Except as required by law, LP undertakes no obligation to update any such forward-looking statements to reflect new information, subsequent events or circumstances.

USE OF NON-GAAP INFORMATION

In evaluating our business, we utilize non-GAAP financial measures that fall within the meaning of SEC Regulation G and Regulation S-K Item 10(e), which we believe provide users of the financial information with additional meaningful comparison to prior reported results. Non-GAAP financial measures do not have standardized definitions and are not defined by U.S. GAAP. We disclose income attributed to LP before interest expense, provision for income taxes, depreciation and amortization, and exclude stock-based compensation expense, loss on impairment attributed to LP, product-line discontinuance charges, other operating credits and charges, net, loss on early debt extinguishment, investment income, and other non-operating items as Adjusted EBITDA (Adjusted EBITDA) which is a non-GAAP financial measure. We view Adjusted EBITDA as an important supplemental measure of our performance and believe that it is frequently used by interested persons in the evaluation of companies that have different financing and capital structures and/or tax rates. We also disclose income attributed to LP, which excludes loss on impairment attributed to LP product-line discontinuance charges, interest outside of normal operations, other operating credits and charges, net, gain (loss) on acquisition, and adjusts for a normalized tax rate (Adjusted Income). We believe that Adjusted EBITDA and Adjusted Income are useful measures for evaluating our ability to generate earnings.

Neither Adjusted EBITDA nor Adjusted Income is a substitute for the U.S. GAAP measure of net income or for any other U.S. GAAP measures of operating performance. It should be noted that other companies may present similarly-titled measures differently and therefore, as presented by us, these measures may not be comparable to similarly-titled measures reported by other companies. Adjusted EBITDA and Adjusted Income have material limitations as performance measures because they exclude items that are actually incurred or experienced in connection with the operations of our business.